Exhibit 15

Acknowledgment of Independent Registered
Public Accounting Firm

We acknowledge the incorporation by reference in Forms S-8 (Nos. 333-136645, 333-148763, 333-188591, 333-211116, 333-226608, 333-229805 and 333-264409) and Form S-3 (No. 333-261495) of Home BancShares, Inc. (Company) of our report dated August 2, 2024, included with the Quarterly Report on Form 10-Q for the quarter ended June 30, 2024. Pursuant to Rule 436(c) under the Securities Act of 1933, this report should not be considered part of the registration statement prepared or certified by us within the meaning of Section 7 and 11 of the Act.

Forvis Mazars, LLP

Little Rock, Arkansas
August 2, 2024